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                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION
                                       OF
                           LS ACQUISITION CORP. NO. 14

 Pursuant to Section 102 of the General Corporation Law of the State of Delaware

            The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: The name of the Corporation is LS Acquisition Corp. No. 14.

            SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value one cent ($.01) per share.

            FIFTH: The name and mailing address of the Incorporator is as follows:

            Name                                   Mailing Address
            ----                                   ---------------
            Jay Forman                             Room 2772
                                                   One New York Plaza
                                                   New York, New York 10004

            SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

            SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

            EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or

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limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of January, 1987 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

                                                       /s/ Jay Forman
                                                       -------------------------
                                                       Jay Forman, Incorporator